                                                                   EXHIBIT 10.22

                          LOAN AND SECURITY AGREEMENT
                       (Bridge Loan -- Multiple Advance)

     This LOAN AND SECURITY AGREEMENT is entered into as of April ___, 1998, by and between SILICON VALLEY BANK ("Bank") and LIQUID AUDIO, INC, a California corporation ("Borrower").

The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION
     ----------------------------

     1.1  Definitions. As used in this Agreement, the following terms shall have
          -----------
the following definitions:

          "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

          "Affiliate" means, with respect to any Person, any Person that controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members. For purposes of this definition, (x) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and (y) beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or warrants or other rights to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be control of such Person.

          "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

          "Borrower's Books" means all of Borrower's books and records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, tape files or backup data, and the right of access to equipment, containing such information.

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

          "Closing Date" means the date of this Agreement.

          "Collateral" means the property described on Exhibit A attached
                                                       ---------
hereto.

          "Contingent Obligation" means, as applied to any Person any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided that the term "Contingent
                                    --------
Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided that such amount
                                                    --------
shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

          "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

          "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (except trade accounts payable arising in the ordinary course of business which are not more than 60 days past due), including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

          "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief

          "Intellectual Property Collateral" means all right, title and interest of Borrower in and to any (a) Copyrights, Trademarks, Patents, and Mask Works;
(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held; (c) Any and all design rights which may be owned or licensed by Borrower now or hereafter existing, created, acquired or held; (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; (e) All licenses or other rights of Borrower to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights; (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

          "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

          "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          "Leased Equipment" means the Equipment described in Schedule(s) 1 and 2 to the Master Equipment Lease Agreement, dated October 15, 1996, between Borrower and Phoenix Leasing Incorporated.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset (or any agreement to give any of the foregoing, whether or not contingent on the occurrence of any future event). For the purposes of this Agreement, Borrower or any Subsidiary of Borrower shall be deemed to own an asset subject to a Lien when it has acquired or holds such asset subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, or other title retention agreement relating to such asset.

          "Loan" or "Loans" means one or more loans by Bank to Borrower of up to a total principal amount of $2,400,000 for all such Loans.

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

          "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

          "Mask Works" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

          "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

          "Maturity Date" means the first to occur of (a) August 15, 1998, or
(b) the date on which Borrower receives not less than $2,000,000 in cash or cash equivalents for the issuance of the next round of Borrower's preferred stock (intended to be designated "Series C").

          "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

          "Obligations" means all principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or the other Loan Documents, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding.

          "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

          "Payment Date" means the first calendar day of each month commencing on the first such date after the Closing Date and ending on the Maturity Date.

          "Permitted Indebtedness" means:

          (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

          (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

          (c)  Subordinated Debt;

          (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

          (e) Other Indebtedness to the extent permitted to be secured by Permitted Liens.

          "Permitted Investment" means:

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          (a) Investments existing on the Closing Date disclosed in the
Schedule;

          (b) (1) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and on the date of acquisition having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and
(iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank; and

          (c) Investments representing the Indebtedness of any person owing as a result of the sale or license by Borrower or any of its Subsidiaries in the ordinary course of business of products or services (on customary trade terms).

          "Permitted Liens" means the following:

          (a) Any Liens (i) existing on the Closing Date and disclosed in the Schedule or (ii) arising under this Agreement or the other Loan Documents or otherwise exclusively in favor of Bank;

          (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, provided the same have no priority over any of Bank's
                         --------
security interests;

          (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so
             --------
acquired and improvements thereon, and the proceeds of such equipment;

          (d) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license provided that such leases, subleases, licenses and sublicenses do not prohibit
--------
the grant of the security interest granted hereunder;

          (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or
                               --------
replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

          (f) Liens or deposits to secure payments of workmen's compensation, unemployment or other insurance; and

          (g) Mechanic's, workmen's, repairmen's or vendors' Liens securing sums which are not past due or are being contested in good faith.

          "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency

          "Prime Rate" means at any time the variable rate of interest, per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

          "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

          "Schedule" means the Schedule of Exceptions attached hereto.

          "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

          "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

          "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

          "UCC" means the California Uniform Commercial Code.

     1.2  Accounting and Other Terms. All accounting terms not specifically
          --------------------------
defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated. References to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference. All terms contained in this Agreement which are not otherwise specifically defined herein (including the term "good faith") shall have the meanings provided by the UCC to the extent the same are used or defined therein.

     1.3  No Presumption Against Any Party. Neither this Agreement nor any other
          --------------------------------
Loan Document nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of

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

construction or otherwise. On the contrary, this Agreement and the other Loan Documents have been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

2.   LOAN AND TERMS OF PAYMENT
     -------------------------

     2.1  Loans.
          -----

          (a) Subject to and upon the terms and conditions of this Agreement, during the period from the Closing Date to the Maturity Date, Bank agrees to make one or more Loans to Borrower in an total principal amount for all such Loans not to exceed $2,400,000. The Loans are non-revolving; any Loan once repaid may not be reborrowered.

          (b) Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that a Loan is to be made. Such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make a Loan
                          ---------
under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of each Loan to Borrower's deposit account with Bank.

          (c) The Loans and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable on the Maturity Date. Borrower promises to pay to the order of Bank on the Maturity Date, in lawful money of the United States of America, the aggregate unpaid principal amount of the Loans made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Loans at rates in accordance with the terms hereof.

     2.2  Interest Rates, Payments, and Calculations.
          ------------------------------------------

          (a) Interest Rate. Except as set forth in Section 2.3(b), each Loan
              -------------
shall bear interest, on the average daily balance thereof, at a per annum rate equal to 0.75 percentage point above the Prime Rate.

          (b) Default Rate. All Obligations shall bear interest, from and after
              ------------
the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

          (c) Payments. Interest hereunder shall be due and payable on each
              --------
Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number 3300041101 for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue
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

interest at the rate then applicable hereunder. Prepayments may be made without penalty or premium.

          (d) Computation. In the event the Prime Rate is changed from time to
              -----------
time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

     2.3  Crediting Payments. Bank shall credit a wire transfer of funds, check
          ------------------
or other item of payment to such deposit account or Obligation as Borrower specifies; provided that after the occurrence and during the continuance of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

     2.4  Fees. Borrower shall pay to Bank the following:
          ----

          (a) Loan Fee. A loan fee equal to 0.50% per annum of the average daily
              --------
balance of the amount by which $2,000,000 exceeds the outstanding principal amount of the Loans, payable at maturity in arrears.

          (b) Bank Expenses. Upon demand from Bank, including, without
             --------------
limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due. Total of all such fees and expenses shall not exceed $1,500.

     2.5  Additional Costs. In case any law, regulation, treaty or official
          ----------------
directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

          (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the net income or profits of Bank imposed by the United States of America, any state, or any political subdivision thereof);

          (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

          (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans and such increase, reduction, or imposition, as the case may be, has not already been taken into account by Bank in setting the Prime Rate, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

     2.6  Term. Except as otherwise set forth herein, this Agreement shall
          ----
become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make the Loans under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

3    CONDITIONS OF LOANS
     -------------------

     3.1  Conditions Precedent to Loans. The obligation of Bank to make each
          -----------------------------
Loan is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)  this Agreement;

          (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

          (c) financing statements (Forms UCC-1);

          (d) an Intellectual Property Security Agreement in the form previously delivered by Bank to Borrower;

          (e) payment of the fees and Bank Expenses then due specified in
Section 2.4 hereof;

          (f) a comfort letter addressed, and in form and substance satisfactory, to Bank by Hummer Winblad Venture Partners concerning additional equity investment in Borrower, and

          (g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     3.2  Further Conditions Precedent to the Loan. The obligation of Bank to
          ----------------------------------------
make each Loan is further subject to the following conditions:

          (a) timely receipt by Bank of the Payment/Advance Form as provided in
Section 2.1, and

          (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of the Loan as though made at and as of each such date, and no Default shall have occurred and be continuing, or would result from the Loan. The making of the Loan shall be deemed to be a representation and warranty by Borrower on the date of the Loan as to the accuracy of the facts referred to in this Section 3.2(b).

4.   CREATION OF SECURITY INTEREST
     -----------------------------

     4.1  Grant of Security Interest. Borrower grants and pledges to Bank a
          --------------------------
continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in Collateral presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that upon the occurrence and during the continuance of an Event of Default Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     4.2  Delivery of Additional Documentation Required. Borrower shall from
          ---------------------------------------------
time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form reasonably satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

     4.3  Right to Inspect. Bank (through any of its officers, employees, or
          ----------------
agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

          Borrower represents and warrants as follows:

     5.1  Due Organization and Qualification. Borrower and each Subsidiary is a
          ----------------------------------
corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

     5.2  Due Authorization: No Conflict. The execution, delivery, and
          ------------------------------
performance of the Loan Documents are within Borrower's corporate powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

     5.3  No Prior Encumbrances. Borrower has good title to the Collateral, free
          ---------------------
and clear of Liens, except for Permitted Liens.

     5.4  Intellectual Property. Borrower is the sole owner of or has rights to
          ---------------------
use the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business and exclusive and non-exclusive licenses granted to distributors and resellers in the ordinary course of business. No part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party where such claim could be reasonably expected to have a material adverse effect on any material part of the Intellectual Property Collateral. Except for and upon the filing with the UCC filing division of the California Secretary of State and with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States of such security interest or the exercise by Bank of its rights and remedies hereunder (except for UCC continuation statements and similar filings which may in the future be required to be made).

     5.5  Name: Location of Chief Executive Office. Except as disclosed in the
          ----------------------------------------
Schedule, Borrower has not done business and will not without at least 30 days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

     5.6  Litigation. Except as set forth in the Schedule, there are no actions
          ----------
or proceedings pending, or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect or a material adverse effect on Borrower's interest in any material portion of the Collateral or Bank's security interest in the Collateral.

     5.7  No Material Adverse Change in Financial Statements. All financial
          --------------------------------------------------
statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date (other than the fact that, as a startup company, Borrower has continued to incur substantial expenses and operating losses in the ordinary course of business).

     5.8  Solvency. Borrower is able to pay its debts (including trade debts) as
          --------
they mature.

     5.9  Regulatory Compliance. Borrower and each Subsidiary has met the
          ---------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

     5.10  Environmental Condition. None of Borrower's or any Subsidiary's
           -----------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; to the best of Borrower's knowledge, no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

     5.11  Taxes. Borrower and each Subsidiary has filed or caused to be filed
           -----
all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except those being contested in good faith by proper proceedings with adequate reserves under GAAP.

     5.12  Subsidiaries. Borrower does not own any stock, partnership interest
           ------------
or other equity securities of any Person, except for Permitted Investments.

     5.13  Government Consents. Borrower and each Subsidiary has obtained all
           -------------------
consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted noncompliance with which could reasonably be expected to have a Material Adverse Effect.

     5.14  Full Disclosure. The presentations, warranties and other statements
           ---------------
made by Borrower in this Agreement, in the Schedule and in any certificate or written statement furnished to Bank, when read together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

6.   AFFIRMATIVE COVENANTS
     ---------------------

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make Loans hereunder, Borrower shall do all of the following:

     6.1  Good Standing. Borrower shall maintain its and each of its
          -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

     6.2  Government Compliance. Borrower shall comply, and shall cause each
          ---------------------
Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

     6.3  Financial Statements, Reports, Certificates. Borrower shall deliver to
          -------------------------------------------
Bank: (a) as soon as available, but in any event within 30 days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within 90 days after the end of Borrower's fiscal year (or by May 30, 1998, in the case of the 1997 fiscal year), audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified (except as to any going concern qualification) opinion on such financial statements of an independent certified public accounting firm of recognized national standing; (c) within 5 days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $50,000 or more; (e) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Borrower in or to any Copyright, Patent or Trademark material to Borrower's or any Subsidiary's business and not specified in any intellectual property security agreement between Borrower and Bank or any event that could reasonably be expected to materially adversely affects the value of any material part of the Intellectual Property Collateral; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

     Within 30 days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.
                                                 ---------

     Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

to Borrower's business, (ii) use commercially reasonable efforts to detect infringements of such Trademarks, Patents. Copyrights and Mask Works and promptly advise Bank in writing of material infringements detected which could reasonably be expected to have a Material Adverse Effect and (iii) not allow any such Trademarks, Patents, Copyrights, or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Bank determines that reasonable business practices suggest that abandonment is appropriate.

          (c) Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after 15 days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.

     6.9  Further Assurances. At any time and from time to time Borrower shall
          ------------------
execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.   NEGATIVE COVENANTS
     ------------------

          Borrower covenants and agrees that until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make Loans, Borrower will not do any of the following:

     7.1  Dispositions. Convey, sell, lease, transfer or otherwise dispose of
          ------------
(collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of exclusive and non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business;; or (iii) of worn-out or obsolete Equipment.

     7.2  Changes in Business, or Management, Business Locations. Engage in any
          ------------------------------------------------------
business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or permit a material change in Borrower's senior management. Borrower will not, without at least 30 days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations.

     7.3  Mergers or Acquisitions. Merge or consolidate, or permit any of its
          -----------------------

Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person without Bank's written consent, which consent shall not be unreasonably withheld.

     7.4  Indebtedness. Create, incur, assume or be or remain liable with
          ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

     7.5  Encumbrances. Create, incur, assume or suffer to exist any Lien with
          ------------
respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for (a) in the case of assets other than Intellectual Property Collateral, Permitted Liens and (b) in the case of Intellectual Property Collateral, liens described in clauses (a), (b), and
(d) of the definition of Permitted Liens.

     7.6  Distributions. Pay any dividends or make any other distribution or
          -------------
payment on account of or in redemption, retirement or purchase of any capital stock, other than the repurchase of shares from directors, officers, employees and/or consultants upon exercise of Borrower's right of repurchase upon termination of employment or services to Borrower or of rights of first refusal.

     7.7  Investments. Directly or indirectly acquire or own, or make any
          -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

     7.8  Transactions with Affiliates. Directly or indirectly enter into or
          ----------------------------
permit to exist any material transaction with any Affiliate of Borrower except for (a) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person and (b) transactions listed on the Schedule.

     7.9  Intellectual Property Agreements. Borrower shall not permit the
          --------------------------------
inclusion in any material contract to which it becomes a party of any provisions that could reasonably be expected to prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts.

     7.10  Subordinated Debt. Make any payment in respect of any Subordinated
           -----------------
Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

     7.11  Inventory. Store the Inventory with a bailee, warehouseman, or
           ---------
similar party unless Bank has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

     7.12  Compliance. Become an "investment company" or a company controlled by
           ----------
an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could reasonably be expected to have a Material Adverse Effect or a material adverse effect on any material portion of the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

8.   EVENTS OF DEFAULT
     -----------------

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

     8.1  Payment Default. If Borrower fails to pay, when due, any of the
          ---------------
Obligations.


     8.2  Covenant Default.
          ----------------

          (a) If Borrower fails to perform any obligation under Section 6.1 or violates any of the covenants contained in Article 7 of this Agreement, or

          (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement or in any of the Loan Documents and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within 10 days after written notice from Bank, provided that if the default cannot by its nature be cured within the 10 day
--------
period or cannot after diligent attempts by Borrower be cured within such period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Loan will be required to be made during such cure period);

     8.3  Material Adverse Change. If there (i) occurs a material adverse change
          -----------------------
in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in any material portion of the Collateral;

     8.4  Attachment. If any material portion of Borrower's assets is attached,
          ----------
seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 10 days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within 10 days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Loan will be required to be made during such cure period);

     8.5  Insolvency. If Borrower becomes insolvent, or if an Insolvency
          ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 30 days (provided that no Loan will be made prior to the dismissal of such Insolvency Proceeding);

     8.6  Other Agreements. If there is a default in any agreement to which
          ----------------
Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $25,000 or that could reasonably be expected to have a Material Adverse Effect;

     8.7  Subordinated Dept. If Borrower makes any payment on account of
          -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

     8.8  Judgments. If a judgment or judgments for the payment of money in an
          ---------
amount, individually or in the aggregate, of at least $50,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of 10 days (provided that no Loan will be made prior to the satisfaction or stay of such judgment); or

     8.9  Misrepresentations. Any warranty or representation made by Borrower in
          ------------------
Section 5 hereof shall be untrue in any material respect.

9  BANK'S RIGHTS AND REMEDIES
   --------------------------

     9.1  Rights and Remedies. Upon the occurrence and during the continuance of
          -------------------
an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

          (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
8.5 all Obligations shall become immediately due and payable without any action by Bank);

          (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement;

          (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

          (d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all reasonable expenses incurred in connection therewith. With respect to any of Borrower's premises. Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

          (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

          (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, related goodwill, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

          (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

          (h) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

          (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          (j) Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence and during the continuance of an Event of Default.

     9.2  Power of Attorney. Effective only upon the occurrence and during the
          -----------------
continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; [(f) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks, Mask Works acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which Borrower no longer has or claims any right, title or interest; and (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided that Bank may exercise such power of attorney
                        --------
to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred if Borrower has failed to execute and deliver to Bank any such document within one business day of Bank's request therefor. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

     9.3  Accounts Collection. Upon the occurrence and during the continuance of
          -------------------
an Event of Default, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

     9.4  Bank Expenses. If Borrower fails to pay any amounts or furnish any
          -------------
required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

     9.5  Bank's Liability for Collateral. So long as Bank complies with
          -------------------------------
reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

     9.6  Remedies Cumulative. Bank's rights and remedies under this Agreement
          -------------------
and the other Loan Documents shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the UCC, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

     9.7  Demand; Protest. Borrower waives demand, protest, notice of protest,
          ---------------
notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.  NOTICES
     -------

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:

Attn: Chief Financial Officer
810 Winslow Avenue
Redwood City, CA 94063
FAX: (650) 549-2099
TEL. (650) 549-2000

If to Bank Silicon Valley Bank:

Attn: Dan Sanchez
1731 Embarcadero Road, Suite 220
Palo Alto, CA 94303
FAX: (415) 812-0640
TEL: (415) 812-0636

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.  CHOICE OF LAW AND VENUE: WAIVER OF JURY TRIAL
     ---------------------------------------------

          This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.  GENERAL PROVISIONS
     ------------------

     12.1  Successors and Assigns. This Agreement shall bind and inure to the
           ----------------------
benefit of the respective successors and permitted assigns of each of the parties, provided that neither this Agreement nor any rights hereunder may be
         --------
assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, assign, negotiate, grant participation in, or otherwise transfer all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder; provided that any payment
                                                   --------
made by Borrower to Bank prior to notice to Borrower of such transfer shall reduce the outstanding Obligations to the same extent as if such transfer had not be made.

     12.2  Indemnification.  Borrower shall, indemnify, defend, protect and hold
           ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all reasonable costs of defense or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of the foregoing (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     12.3  Time of Essence. Time is of the essence for the performance of all
           ---------------
obligations set forth in this Agreement.

     12.4  Severability of Provisions. Each provision of this Agreement shall be
           --------------------------
severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     12.5  Amendments in Writing, Integration. This Agreement cannot be amended
           ----------------------------------
or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the other Loan Documents.

     12.6  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

     12.7  Survival. All covenants, representations and warranties made in this
           --------
Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section
12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run; provided that so long as the obligations referred to in the first sentence of this Section 12.7 have been satisfied, and Bank has no commitment to make any Loans, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

     12.8  Confidentiality. In handling any confidential information Bank shall
           ---------------

exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, and (v) as Bank may reasonably deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either; (a) is in the public domain or previously in the knowledge or possession of Bank when disclosed by Borrower to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided

Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LIQUID AUDIO, INC.

By: /s/ [SIGNATURE ILLEGIBLE]
   ----------------------------------
Title: Chief Financial Officer
       ------------------------------

By: _________________________________
Title: ______________________________

SILICON VALLEY BANK

By: /s/ [SIGNATURE ILLEGIBLE]
   ----------------------------------
Title: V.P.
       ------------------------------

                             Schedule of Exceptions
                             ----------------------

Permitted Indebtedness (Indebtedness on the Closing Date)
----------------------

1. Indebted ness in the form of equipment leases under the Master Equipment Lease Agreement, dated October 15, 1996, between Borrower and Phoenix Leasing Incorporated.

2. Indebted ness in the form of equipment leases under the Lease Agreement, dated January 20, 1998, and amended February 10, 1998, between Borrower and AT&T Credit Corporation.

3. Indebted ness in the form of equipment leases under the Lease Agreement, dated February 27, 1998, between Borrower and Tokai Financial Services.

Permitted Investments (Investments on the Closing Date)
---------------------

     [None]

Permitted Liens (Liens on the Closing Date)
---------------

     1.  Liens on Leased Equipment.

     2.  [______]

Section 4.1 (Priority Exceptions)
-----------

     1.  Any Lien in favor of Bank.

     2.  The case, In re AEG Acquisition Corp., 161 Bankr. 50 (9th Cir. 1993)
                  ---------------------------
(Bankruptcy Appellate Panel), holds that a security interest in a copyright under the U.S. Copyright Act cannot be perfected ??ess (a) such copyright is registered in the U.S. Copyright Office and (b) the grant of such security interest is ??orded with respect to such registered copyright in the U.S. Copyright Office. None of the company's copyrights is currently registered in the U.S. Copyright Office.

Section 5.5 (Trade and Other Names)
-----------

     None.

Section 5.6 (Litigation)
-----------

     Borrower receives inquiries from time to time from various third parties offering to license or to enter into other business relationships regarding the use of their technology. Borrower recently met with representatives of a company purporting to own U.S. Patent No. 5,191,573. Borrower responded that it believes that it does not need a license to such patent because it believes that the patent is invalid and that Borrower's products do not infringe such patent. Borrower currently does not intend to enter into any other agreement with the patent owner.

Section 7.8 (Transactions with Affiliates)
-----------

     1. Founder's Restricted Stock Purchase Agreements, dated as of April 25, 1996, as amended May 31, 1996, between the Company and each of Gerald W. Kearby, Philip Wiser, Robert Flynn, Steven R. Holtzman and LeeAnn Heringer (the "Founders").
 --------

     2. First Amended and Restated Investor Rights Agreement, dated as of May 23, 1997, as amended, among the Company and the Series B Purchasers.

     3. First Amended and Restated Co-Sale Agreement, dated as of May 23, 1997, among the Company, the Series B Purchasers and the other parties thereto.

     4. First Amended and Restated Voting Agreement, dated as of May 23, 1997, as amended, among the Company, the Series B Purchasers and the other parties thereto.

     5. Series A Preferred Stock Purchase Agreement, dated as of May 31, 1996, among the Company and each of the purchasers of the Company's Series A Preferred Stock (the "Series A Purchasers").
            -------------------

     6. Investor Rights Agreement, dated as of May 31, 1996, as amended, among the Company and the Series A Purchasers.

     7. Co-Sale Agreement, dated as of May 31, 1996, among the Company, the Series A Purchasers and the other parties thereto.

     8. Voting Agreement, dated as of May 31, 1996, as amended, among the Company, the Series A Purchasers and the other parties thereto.

     9. Stock Option Agreement, dated as of January 15, 1997, between the Company and director Jonathan D. Lazarus.

     10. Reasonable moving, travel and expense advances and reimbursements to directors, officers, employees and consultants in the ordinary course of business.

     11. Series B Preferred Stock Purchase Agreement, dated as of May 23, 1997, among the Company and each of the purchasers of the Company's Series B Preferred Stock (the "Series B Purchasers").
            -------------------

EXHIBIT A
---------

     The Collateral shall consist of all right, title and interest of Borrower in and to the following.

     (a) All goods and equipment, other than Leased Equipment, now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements and other claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     (e) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired, all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     (g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

EXHIBIT B
---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION  DATE: ________________________________

FAX#: (408) ______________           TIME: ________________________________

FROM:
___________________________________________________________________________
                                BORROWER'S NAME

FROM:  ____________________________________________________________________
                           AUTHORIZED SIGNER'S NAME

                           ________________________________________________
                           AUTHORIZED SIGNATURE

PHONE:  ______________________________________________________________________

FROM ACCOUNT #__________________________  TO ACCOUNT#________________________

REQUESTED TRANSACTION TYPE                REQUEST DOLLAR AMOUNT
--------------------------                ---------------------

PRINCIPAL INCREASE (ADVANCE)              $_____
PRINCIPAL PAYMENT (ONLY)                  $_____
INTEREST PAYMENT (ONLY)                   $_____
PRINCIPAL AND INTEREST (PAYMENT)          $_____

OTHER INSTRUCTIONS: _____

     All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for the Loan confirmed by this Advance Request; provided that those representations and warranties expressly referring
         --------
to another date shall be true, correct and complete in all material respects as of such date.


BANK USE ONLY:
TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

____________________________________________
Authorized Requester

              ______________________________
              Authorized Signature (Bank)
              Phone #_______________________

EXHIBIT C
---------

          COMPLIANCE CERTIFICATE

TO:       SILICON VALLEY BANK
FROM      LIQUID AUDIO, INC.

          The undersigned authorized officer of LIQUID AUDIO, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending __________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

Sincerely,
___________________  Date:____________
SIGNATURE

_________________________
TITLE

             BANK USE ONLY

Received By:______________
Date:______________
Reviewed By:__________________
Compliance Status: Yes / No
Comments Regarding Exceptions:

                              [LOGO APPEARS HERE]


April 21, 1998

Dan Sanchez
Vice President, Software Capital Practice
1731 Embarcadero Road, Suite 220
Palo Alto, CA 94303

Dear Dan:

Liquid Audio is in the process of raising its Series C equity round in an approximate amount of $10,000,000. We understand that Silicon Valley Bank is providing Bridge Financing to the company, which if drawn on will be extinguished by the upcoming equity round. Hummer Winblad Venture Partners has been one of Liquid Audio's investors since the first venture capital round.

Regards,

/s/ John Hummer

John Hummer

Partner

cc: Gary Iwatani, Liquid Audio

  ACORD               CERTIFICATE OF INSURANCE              DATE (MM/DD/YY)
                                                            04/27/98
PRODUCER                         -----------------------------------------------
ABD Technology                    THIS CERTIFICATE IS ISSUED AS A MATTER OF
AJBURGER BASSO de GROSZ INS.      INFORMATION ONLY AND CONFERS NO RIGHTS UPON
AJBURGER Island Parkway #300      THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES
Belmont, CA  94002                NOT AMEND, EXTEND OR ALTER THE COVERAGE
                                  AFFORDED BY THE POLICIES BELOW.
                                 -----------------------------------------------
                                        COMPANIES AFFORDING COVERAGE
                                 -----------------------------------------------
                                   COMPANY
                                      A ST. PAUL FIRE & MARINE
--------------------------------------------------------------------------------
INSURED                            COMPANY
          Liquid Audio, Inc           B
          810 Winslow            -----------------------------------------------
          Redwood City, CA 94063   COMPANY
                                      C
                                 -----------------------------------------------
                                   COMPANY
                                      D
--------------------------------------------------------------------------------
COVERAGES

   THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL
   THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

-----------------------------------------------------------------------------------------------------------------------------------
CO     TYPE OF INSURANCE              POLICY NUMBER        POLICY EFFECTIVE  POLICY EXPIRATION      LIMITS
LTR                                                         DATE (MM/DD/YY)   DATE (MM/DD/YY)
------------------------------------------------------------------------------------------------------------------------------------
A  GENERAL LIABILITY                TE01600478              06/28/97          06/28/98         GENERAL AGGREGATE          $2,000,000
                                                                                               -------------------------------------
 [X] COMMERCIAL GENERAL LIABILITY                                                              PRODUCTS.COMP/OP AGG       $2,000,000
                                                                                               -------------------------------------
                                                                                               PERSONAL & ADV INJURY      $1,000,000
   [    ]CLAIMS MADE [X] OCCUR                                                                 -------------------------------------

     OWNERS & CONTRACTOR'S PROT                                                                EACH OCCURRENCE            $1,000,000
                                                                                               -------------------------------------
                                                                                               FIRE DAMAGE (Any one fire) $1,000,000
                                                                                               -------------------------------------
                                                                                               MED EXP (Any one person)   $   10,000
------------------------------------------------------------------------------------------------------------------------------------
   AUTOMOBILE LIABILITY
   [   ] ANY AUTO                                                                              COMBINED SINGLE LIMIT      $
                                                                                               -------------------------------------

   [   ] ALL OWNED AUTOS                                                                       BODILY INJURY              $
                                                                                               (Per person)
   [   ] SCHEDULED AUTOS                                                                       -------------------------------------

         HIRED AUTOS                                                                           BODILY  INJURY
                                                                                               (Per accident)             $
                                                                                               -------------------------------------
         NON-OWNED AUTOS
                                                                                               PROPERTY DAMAGE            $
------------------------------------------------------------------------------------------------------------------------------------
   GARAGE LIABILITY                                                                            AUTO ONLY-EA ACCIDENT      $
                                                                                               -------------------------------------
                                                                                               OTHER THAN AUTO ONLY
                                                                                               -------------------------------------
   [   ] ANY AUTO                                                                                    EACH ACCIDENT        $
                                                                                               -------------------------------------
   [   ]                                                                                                AGGREGATE         $
                                                                                               -------------------------------------
   [   ]

  ----------------------------------------------------------------------------------------------------------------------------------
   EXCESS LIABILITY                                                                            EACH OCCURRENCE            $
                                                                                               -------------------------------------

   [   ] UMBRELLA FORM                                                                         AGGREGATE                  $
                                                                                               -------------------------------------
   [  ] OTHER THAN UMBRELLA FORM
------------------------------------------------------------------------------------------------------------------------------------
   WORKERS COMPENSATION AND                                                                         STATUTORY LIMITS      $
                                                                                               -------------------------------------

   EMPLOYERS' LIABILITY                                                                         EACH ACCIDENT             $
                                                                                               -------------------------------------

   THE PROPRIETOR/      [  ] INCL                                                              DISEASES-POLICY LIMIT      $
                                                                                               -------------------------------------

   PARTNERS/EXECUTIVE
   OFFICERS ARE:        [  ] EXCL                                                              DISEASE-EACH EMPLOYEE      $
------------------------------------------------------------------------------------------------------------------------------------
A  OTHER Business                   TE01600478              06/28/97          06/28/98        $1,000 Deductible
------------------------------------------------------------------------------------------------------------------------------------
   Personal Property                                                                          $1,000,000 Limit
                                                                                              Spec Form incl Theft
                                                                                              Replacement Cost
------------------------------------------------------------------------------------------------------------------------------------

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS
Certificate Holder is named as Loss Payee and Additional Insured as respects to business personal property. Form 438BFU NS is attached.

--------------------------------------------------------------------------------
CERTIFICATE HOLDER                           CANCELLATION TEN DAY NOTICE FOR
                                             NON-PAYMENT SHOULD ANY OF THE
                                             ABOVE DESCRIBED POLICIES BE
  Silicon Valley Bank                        CANCELLED BEFORE THE EXPIRATION
  1731 Embarcadero Road, Suite 220           DATE THEREOF, THE ISSUING COMPANY
  Palo Alto, Ca 94303                        WILL ENDEAVOR TO MAIL 20 DAYS
  Attn: Dan Sanchez                          WRITTEN NOTICE TO THE CERTIFICATE
  Fax (650) 812-0640                         HOLDER NAMED TO THE LEFT. BUT
                                             FAILURE TO MAIL SUCH NOTICE SHALL
                                             IMPOSE NO OBLIGATION OR LIABILITY
                                             OF ANY KIND UPON THE COMPANY, ITS
                                             AGENTS OR REPRESENTATIVES.


                                           -------------------------------------
                                            AUTHORIZED REPRESENTATIVE

                                                  /s/ Marie Benjamin

ACCORD 26-5 (3/93)1 OF 1 #SB9135/M58308  LIQUIAUDI  MAR ACCORD CORPORATION 1983
--------------------------------------------------------------------------------

                                                    S.F. FORM  Form 438BFU NS
                                                         (Rev. May 1, 1942) x

                       LENDER'S LOSS PAYABLE ENDORSEMENT

     1. Loss or damage, if any, under this policy, shall be paid to the Payee named on the first page of this policy, its successors and assigns, hereinafter referred to as "the Lender", in whatever form or capacity its interests may appear and whether said interest be vested in said Lender in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Lender.

     2. The insurance under this policy, or any rider or endorsement attached thereto, as to the interest only of the Lender, its successors and assigns, shall not be invalidated nor suspended, (a) by any error, omission, or change respecting the ownership, description, possession, or location of the subject of the insurance or the interest therein, or the title thereto; (b) by the commencement of foreclosure proceedings or the giving of notice of sale of any of the property covered by this policy by virtue of any mortgage or trust deed;
(c) by any breach of warranty, act, omission, neglect, or non-compliance with any of the prov isions of this policy, including any and all riders now or hereafter attached thereto, by the named insured, the borrower, mortgagor, trustor, vendee, owner, tenant, warehouseman, custodian, occupant, or by the agents of either or any of them or by the happening of any event permitted by them or either of them, or their agents, or which they failed to prevent, whether occurring before or after the attachment of this endorsement, or whether before or after a loss, which under the provisions of this policy of insurance or of any rider or endorsement attached thereto would invalidate or suspend the insurance as to the named insured, excluding herefrom, however, any acts or omissions of the Lender while exercising active control and management of the property.

     3. In the event of failure of the insured to pay any premium or additional premium which shall be or become due under the terms of this policy or on account of any change in occupancy or increase in hazard not permitted by this policy, this Company agrees to give written notice to the Lender of such non-payment of premium after sixty (60) days from and within one hundred and twenty
(120) days after due date of such premium and it is a condition of the continuance of the rights of the Lender hereunder that the Lender when so notified in writing by this Company of the failure of the insured to pay such premium shall pay or cause to be paid the premium due within ten (10) days following receipt of the Company's demand in writing therefor. If the Lender shall decline to pay said premium or additional premium, the rights of the Lender under this Lender's Loss Payable Endorsement shall not be terminated before ten (10) ?? after receipt of said written notice by the Lender.

     4. Whenever this Company shall pay to the Lender any sum for loss or damage under this policy and shall claim that as to the ??red no liability therefor exists, this Company, at its option, may pay to the Lender the whole principal sum and interest and other indebtedness due or to become due from the insured, whether secured or unsecured, (with refund of all interest not accrued), and this Company, to the extent of such payment, shall thereupon receive a full assignment and transfer, without recourse, of the debt and all rights and securities held as collateral thereto.

     5. If there be any other insurance upon the within described property, this Company shall be liable under this policy as to the Lender for the proportion of such loss or damage that the sum hereby insured bears to the entire insurance of similar character on said property under policies held by, payable to and expressly consented to by the Lender. Any Contribution Clause included in any Fallen Building Clause Waiver or any Extended Coverage Endorsement attached to this contract of insurance is hereby nullified, and also any Contribution Clause in any other endorsement or rider attached to this contract of insurance is hereby nullified except Contribution Clauses for the compliance with which the insured has received reduction in the rate charged or has received extension of the coverage to include hazards other than fire and compliance with such Contribution Clause is made a part of the consideration for insuring such other hazards. The Lender upon the payment to it of the full amount of its claim, will subrogate this Company (pro rata with all other insurers contributing to said payment) to all of the Lender's rights of contribution under said other insurance.

     6. This Company reserves the right to cancel this policy at any time, as provided by its terms, but in such case this policy shall continue in force for the benefit of the Lender for ten (10) days after written notice of such cancellation is received by the Lender and shall then cease.

     7. This policy shall remain in full force and effect as to the interest of the Lender for a period of ten (10) days after its expiration unless an acceptable policy in renewal thereof with loss thereunder payable to the Lender in accordance with the terms of this Lender's Loss Payable Endorsement shall have been issued by some insurance company and accepted by the Lender.

     8. Should legal title to and beneficial ownership of any of the property covered under this policy become vested in the Lender or its agents, insurance under this policy shall continue for the term thereof for the benefit of the Lender but, in such event, any privileges granted by this Lender's Loss Payable Endorsement which are not also granted the insured under the terms and conditions of this policy and/or under other riders or endorsements attached thereto shall not apply to the insurance hereunder as respects such property.

     9. All notices herein provided to be given by the Company to the Lender in connection with this policy and this Lender's Loss Payable Endorsement shall be mailed to or delivered to the Lender at its office or branch described on the first page of the policy.

Approved:
     Board of Fire Underwriters of the Pacific.
     California Bankers' Association.
               Committee on Insurance.